UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

KIRBY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas		77007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-435-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 27, 2023, Kirby Corporation (“Kirby” or the "Company") issued a press release announcing results for the first quarter ended March 31, 2023. A copy of the press release is attached as Exhibit 99.1 to this report.

EBITDA, a non-GAAP financial measure, is used in the press release. Kirby defines EBITDA as net earnings attributable to Kirby before interest expense, taxes on income, and depreciation and amortization. Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA. EBITDA is presented because of its wide acceptance as a financial indicator. EBITDA is one of the performance measures used in calculating performance compensation pursuant to the Company’s annual incentive plan. EBITDA is also used by rating agencies in determining Kirby’s credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. A quantitative reconciliation of EBITDA to net earnings attributable to Kirby for the 2023 and 2022 first quarters is included in the press release. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby’s GAAP financial information.

The press release also includes non-GAAP financial measures which exclude certain one-time items, including earnings before taxes on income (excluding one-time items), net earnings attributable to Kirby (excluding one-time items), and diluted earnings per share (excluding one-time items). A reconciliation of these measures with GAAP is included in the press release. Management believes that the exclusion of certain one-time items from these financial measures enables it and investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Kirby’s normal operating results. The press release additionally includes free cash flow, a non-GAAP financial measure, which Kirby defines as net cash provided by operating activities less capital expenditures. A reconciliation of free cash flow with GAAP is included in the press release. Kirby uses free cash flow to assess and forecast cash flow and to provide additional disclosures on the Company’s liquidity. Free cash flow does not imply the amount of residual cash flow available for discretionary expenditures as it excludes mandatory debt service requirements and other non-discretionary expenditures. These non-GAAP financial measures are not calculations based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with Kirby’s GAAP financial information.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Kirby held its Annual Meeting of Stockholders on April 25, 2023, at which the stockholders voted on the following matters:

1.
Richard J. Alario, Susan W. Dio, David W. Grzebinski, and Richard R. Stewart were elected Class I directors of Kirby to serve until the 2026 Annual Meeting of Stockholders by the following vote:

	For	Against	Abstain	Broker Non-Votes
Richard J. Alario	52,092,621	2,779,907	17,350	2,945,437
Susan W. Dio	54,796,455	75,842	17,581	2,945,437
David W. Grzebinski	54,426,074	447,841	15,963	2,945,437
Richard R. Stewart	53,493,524	1,378,569	17,785	2,945,437
2.
The Audit Committee's selection of KPMG LLP as Kirby's independent registered public accounting firm for 2023 was ratified by the following vote:

For	56,879,103
Against	937,972
Abstain	18,240
Broker non-votes	0

3.
The compensation of Kirby's named executive officers was approved on a non-binding advisory basis by the following vote:

For	51,095,432
Against	3,544,424
Abstain	250,022
Broker non-votes	2,945,437
4.
Kirby’s stockholders approved, on a non-binding advisory basis, the frequency of stockholder votes on the Company’s executive compensation to be every year:

1 Year	52,179,047
2 Years	6,858
3 Years	2,622,263
Abstain	76,420
Broker non-votes	2,950,716

After considering the results of the stockholder vote on frequency of stockholder votes on the Company's executive compensation, Kirby has decided to include a non-binding advisory vote on executive compensation in its proxy materials every year until the next required vote on the frequency of advisory votes on executive compensation.

Item 9.01. Financial Statements and Exhibits

(d)
Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated April 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

Date:	April 27, 2023	By:	/s/ Raj Kumar
Raj Kumar Executive Vice President and Chief Financial Officer